CERTIFICATE OF TRUST OF SUMMIT TAX EXEMPT TRUST
                -----------------------------------------------

     THIS Certificate of Trust of Summit Tax Exempt Trust (the "Trust"), dated as of August 12, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. [Section]3801, et seq.).

     1. Name. The name of the business trust formed hereby is Summit Tax Exempt Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                            WILMINGTON TRUST COMPANY


                            By: /s/ H. Harmon
                                --------------------------------
                                Name:  H. Harmon
                                Title: Vice President